Exhibit 99.3

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

As previously reported, CardConnect Corp. (“CardConnect”) has entered into that certain Agreement and Plan of Merger, dated as of April 3, 2017 (the “Merger Agreement”), by and among CardConnect, CCN Chicago, LLC, a Delaware limited liability company and indirect wholly-owned subsidiary of CardConnect (“Merger Sub”), MertzCo, Inc., an Illinois corporation and independent sales agent of CardConnect (“MertzCo”), and Michael J. Mertz, the sole stockholder of MertzCo (“Seller”). Pursuant to the Merger Agreement, CardConnect acquired MertzCo in exchange for cash and the issuance of shares of CardConnect’s common stock. Pursuant to the Merger Agreement, MertzCo was merged with and into Merger Sub, with Merger Sub continuing as the surviving entity following such merger (the “Merger”).

The Unaudited Pro Forma Combined Balance Sheet as of December 31, 2016 gives effect to the Merger as if it had been consummated on December 31, 2016 and includes historical data as reported by the separate companies. The Unaudited Pro Forma Combined Statement of Operations for the year ended December 31, 2016 gives effect to the Merger as if it had been consummated on January 1, 2016. Both the Unaudited Pro Forma Combined Balance Sheet and the Unaudited Pro Forma Combined Statement of Operations (collectively, the “pro forma financial statements”) include historical data as reported by the separate companies as well as adjustments that are (a) directly attributable to the Merger, (b) factually supportable and (c) with respect to the Unaudited Pro Forma Combined Statement of Operations, expected to have a continuing effect on the combined results of CardConnect.

The pro forma adjustments reflecting the consummation of the Merger are based upon the acquisition method of accounting in accordance with Generally Accepted Accounting Principles (“GAAP”) and upon the assumptions set forth in the notes to the pro forma financial statements. The pro forma financial statements and related notes are being provided for illustrative purposes only and do not purport to represent the actual consolidated results of operations or financial position of CardConnect had the Merger been completed on the dates indicated, nor are they necessarily indicative of CardConnect’s future consolidated results of operations or financial position for any future period. The pro forma financial statements are based upon currently available information and estimates and assumptions that CardConnect’s management believes are reasonable as of the date of this Current Report on Form 8-K. The pro forma financial statements do not reflect any adjustments for the effect of non-recurring items or operating synergies that we may realize as a result of the Merger. Any of the factors underlying these estimates and assumptions may change and, as a result, CardConnect’s actual consolidated results of operations and/or financial position could be materially different than described herein.

The Merger was accounted for as a business combination (in accordance with Accounting Standards Codification (“ASC”) 805 Business Combinations), and as such the MertzCo assets acquired and liabilities assumed were recorded at their respective fair values. The determination of fair value for the identifiable tangible and intangible assets acquired and liabilities assumed requires extensive use of accounting estimates and judgments. The assumptions used and adjustments made in preparing the pro forma financial statements are described in the notes, and are preliminary and subject to change. The notes should be read in conjunction with the pro forma financial statements. In addition, the pro forma financial statements and related notes should be read in conjunction with CardConnect’s financial statements and related notes included in CardConnect’s Annual Report on Form 10-K for the fiscal years ended December 31, 2016, 2015 and 2014, and the financial statements and related notes included in MertzCo’s financial statements for the year ended December 31, 2016, filed as Exhibit 99.2 to this Current Report on Form 8-K.

The pro forma financial statements included in this Current Report on Form 8-K have been independently prepared by the management of CardConnect and MertzCo. Mueller and Co., LLP’s report included in this Current Report on Form 8-K related to the MertzCo financial statements and related notes for the year ended December 31, 2016 relate to the historical financial information of MertzCo. Their report does not extend to the pro forma financial statements and should not be read to do so.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF DECEMBER 31, 2016

	(A)	(B)
	CardConnect	MertzCo.	Pro Forma Adjustments		Pro Forma Combined
Assets
Current assets:
Cash and cash equivalents	$9,385,361	$127,925	$12,000,000	(1)	$9,513,286
			(12,000,000)	(2)
Restricted cash	5,748,822	-	-		5,748,822
Accounts receivable	26,028,467	672,126	(550,274)	(3)	26,150,319
Processing assets	12,904,861	-	-		12,904,861
Other receivables	2,045,353	-	-		2,045,353
Related party receivables	89,645	-	-		89,645
Prepaid income taxes	2,752,578	-	(31,480)	(4)	2,721,098
Other prepaid expenses	1,259,399	44,917	-		1,304,316
Other current assets	2,462,116	-	-		2,462,116
Total current assets	62,676,602	844,968	(581,754)		62,939,816

Property and equipment, net	5,591,262	301,448	-		5,892,710

Other assets:
Long-term restricted cash	2,145,833	-	-		2,145,833
Long-term related party receivables	225,000	-	-		225,000
Long-term other receivables	265,804	-	-		265,804
Goodwill	40,241,161	-	13,997,037	(2)	54,238,198
Intangible assets, net	56,015,516	2,123	24,350,000	(2)	80,367,639
Long-term other assets	687,345	-	-		687,345
Total Assets	$167,848,523	$1,148,539	$37,765,283		$206,762,345
Liabilities
Current liabilities:
Accounts payable	$3,550,868	$10,445	$474,000	(5)	$4,035,313
Credit cards payable	-	19,396	-		19,396
Residuals payable	7,509,824	-	(550,274)	(3)	6,959,550
Processing liabilities	14,901,323	-	-		14,901,323
Settlement obligation	2,566,997	-	-		2,566,997
Accrued expenses	3,448,839	331,323	-		3,780,162
Related party payable	-	93,061	-		93,061
Income taxes payable	-	31,480	(31,480)	(4)	-
Current portion of long-term debt	4,250,000	-	-		4,250,000
Deferred revenue	1,735,673	-	-		1,735,673
Total current liabilities	37,963,524	485,705	(107,754)		38,341,475

Long term liabilities:
Accrued expenses	1,833,572	9,871	-		1,843,443
Long-term debt, net of issuance costs	128,180,814	-	12,000,000	(1)	140,180,814
Deferred tax liability	2,576,843	-	-		2,576,843
Total long-term liabilities	132,591,229	9,871	12,000,000		144,601,100

Total liabilities	170,554,753	495,576	11,892,246		182,942,575

Commitments and Contingencies	-	-	-		-

Redeemable Series A Preferred Stock, par value $0.001, 1,500,000 shares issued and outstanding; liquidation value of $37,729,737, net of offering costs	37,159,339	-	-		37,159,339

Stockholders’ deficit
Preferred stock, par value $0.001, 10,000,000 authorized; no shares issued and outstanding (which excludes 1,500,000 shares of Series A Preferred Stock)	-	-	-		-
Common stock, par value $0.001; 200,000,000 shares authorized; 29,051,348 shares issued and outstanding	29,051	-	1,983	(2)	31,034
Additional paid-in capital	3,163,222	10,116	(10,116)	(2)	30,161,239
			26,998,017	(2)
Accumulated deficit	(43,057,842)	642,847	(642,847)	(2)	(43,531,842)
	-		(474,000)	(5)
Total stockholders’ deficit	(39,865,569)	652,963	25,873,037		(13,339,569)
Total liabilities and stockholders’ deficit	$167,848,523	$1,148,539	$37,765,283		$206,762,345

See accompanying Notes to the Unaudited Pro Forma Condensed Combined Balance Sheet

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Notes to the Unaudited Pro Forma Condensed Combined Balance Sheet

(A)	Derived from the audited consolidated balance sheet of CardConnect Corp. (“CardConnect”) as of December 31, 2016.

(B)	Derived from the audited balance sheet of MertzCo, Inc. (“MertzCo”) as of December 31, 2016.

(1)	Reflects proceeds from a $12,000,000 draw on CardConnect’s first lien credit facility.

(2)

Represents the pro forma entries to record the acquisition of MertzCo, recording the cash paid and the Common Stock issued as consideration and the purchase price of the acquisition in excess of the fair value of acquired assets.

Calculation of consideration:

Cash consideration at closing	$12,000,000

Common stock consideration issued at closing
Shares issued	1,982,932
Fair value of shares issued	$13.62
Total common stock consideration issued	$17,000,000

Total consideration	$39,000,000

Calculation of purchase price in excess of net assets acquired:

Total consideration to sellers at closing	$39,000,000

Net assets acquired
Total assets, December 31, 2016	1,148,539
Total liabilities, December 31, 2016	495,576
Net book value, December 31, 2016	652,963

Excess of purchase price over net book value of assets acquired	$38,347,037

This preliminary purchase price allocation has been used to prepare pro forma adjustments in the pro forma balance sheet and statement of operations. The final purchase price allocation will be determined when CardConnect has completed the detailed valuations and necessary calculations. CardConnect’s management has made the initial determination that all assets and liabilities to be acquired are primarily estimated to be stated at their fair values, which approximates their recorded cost. The final allocation could differ materially from the preliminary allocation used in the pro forma adjustments. The final allocation may include (1) changes in fair values of property, plant and equipment, (2) changes in allocations to intangible assets such as merchant relationships, agent relationships and non-compete agreements, as well as goodwill and (3) other changes to assets and liabilities.

While a final determination of the value of identifiable intangibles has not been completed, management has made an initial determination that approximately $24,350,000 of the excess of cost over the net book value of the net assets should be allocated to identifiable intangible assets as shown in the table below:

Estimated identifiable intangible assets:

	Useful Life (Years)	Fair Value
Merchant relationships	7	$14,092,000

Agent relationships	11	9,715,000

Non-compete agreements	5	543,000

Total initially estimated identifiable intangible assets		$24,350,000

Based on the above estimate of identifiable intangibles, the unidentified excess of purchase price over fair value of assets acquired of $13,997,037 has been recorded as goodwill.

(3)	To eliminate intercompany receivable/payable for residuals due to MertzCo as of December 31, 2016.

(4)	To reclassify MertzCo’s income taxes payable to prepaid income taxes.

(5)	Reflects estimated costs of completing the merger, primarily legal and accounting fees.

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UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2016

	(A)	(B)
	CardConnect	MertzCo	Pro Forma Adjustments		Pro Forma Combined

Revenue	$589,319,903	$6,172,391	$(4,656,175)	(1)	$590,836,119
Cost of services (exclusive of depreciation and amortization shown separately below):
Interchange and pass-through	432,817,621	-	-		432,817,621
Other cost of services	90,920,796	2,526,176	(4,656,175)	(1)	88,790,797
Total cost of services	523,738,417	2,526,176	(4,656,175)		521,608,418
General and administrative	55,303,090	1,488,059	13,428	(2)	57,313,577
			509,000	(3)
Depreciation	1,745,160	-	-		1,745,160
Amortization of intangibles	20,578,530	-	3,004,925	(4)	23,583,455
Total expenses	601,365,197	4,014,235	(1,128,822)		604,250,610
(Loss) income from operations	(12,045,294)	2,158,156	(3,527,353)		(13,414,491)

Other expense:
Interest expense, net	(5,124,657)	-	(513,600)	(5)	(5,638,257)
Other, net	(364,485)	-	-		(364,485)
Total other expense	(5,489,142)	-	(513,600)		(6,002,742)

(Loss) income before income tax provision	(17,534,436)	2,158,156	(4,040,953)		(19,417,233)
Benefit (provision) for income taxes	1,390,667	(27,485)	1,454,743	(6)	2,817,925
Net (loss) income	(16,143,769)	2,130,671	(2,586,210)		(16,599,308)
Dividends on preferred stock	(1,833,903)	-	-		(1,833,903)
Net (loss) income available to common stockholders	$(17,977,672)	$2,130,671	$(2,586,210)		$(18,433,211)

Weighted average shares outstanding, basic and diluted	20,906,638		1,982,932	(7)	22,889,570
Basic and diluted net loss per share	$(0.86)				$(0.81)

See accompanying Notes to the Unaudited Pro Forma Condensed Combined Statement of Operations

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Notes to the Unaudited Pro Forma Condensed Combined Statement of Operations

(A)	Derived from the audited consolidated statement of operations of CardConnect for the year ended December 31, 2016.

(B)	Derived from the audited statement of operations of MertzCo for the year ended December 31, 2016.

(1)	To eliminate intercompany revenue/cost of services for residuals paid by CardConnect to MertzCo for the year ended December 31, 2016.

(2)	Reflects increase in salary to an officer of MertzCo who will continue as an employee of CardConnect, based on a contractual agreement.

(3)	Reflects one year of share-based compensation for options granted to an officer of MertzCo who will continue as an employee of CardConnect, based on a contractual agreement. CardConnect granted options to purchase 400,000 shares of CardConnect’s Common Stock, with a grant date fair value of $5.09 per share. The options vest and become exercisable in four annual installments beginning on the first anniversary of the date of the grant.

(4)	Reflects the preliminary estimated annual amortization of the identifiable intangibles acquired.

(5)	Reflects interest expense on a $12,000,000 draw on CardConnect’s first lien credit facility, at the interest rate in effect at closing of the Merger of 4.28%.

(6)	Reflects the income tax effect of pro forma adjustments based on the blended federal and state statutory rate of 36%.

(7)	As the Merger is being reflected as if it had occurred at the beginning of the period presented, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the 1,982,932 shares of Common Stock issued in connection with the Merger have been outstanding for the period presented.

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